<u>Consent of Independent Registered Public Accounting Firm</u>

Manas Petroleum Corporation (An Exploration Stage Company)
Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145736) of Manas Petroleum Corporation of our report dated March 17, 2010, relating to the consolidated financial statements, which appears in this Form 10-K/A. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

Zurich, January 31, 2011

BDO Visura International AG

/S/ Andreas Wyss
Andreas Wyss
Auditor in Charge

/S/ Christoph Tschumi
Christoph Tschumi